Exhibit 99.2

KemPharm

Third Quarter 2016 Results

November 9, 2016

Forward Looking Statement

This presentation contains forward-looking statements, including statements about our plans to develop and commercialize our product candidates, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates and our intellectual property position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. These and other risks concerning our business are described in additional detail in our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2016 and our other Periodic and Current Reports filed with the SEC. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Further, the information contained in this presentation speaks only as the date hereof. While we may elect to update the information in this presentation in the future, we disclaim any obligation to do so except to the extent required by applicable law.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Third Quarter 2016 – Conference Call Participants

Presenters

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **Dan Cohen** – EVP, Government & Public Relations
- **R. LaDuane Clifton** – Chief Financial Officer

KemPharm Overview

- Specialty pharmaceutical company discovering and developing novel **prodrugs**
- Building a pipeline of **product candidates** for ADHD, pain and CNS disorders
- Leveraging our **LAT Platform Technology** to improve the attributes of approved drugs in large markets


LAT
Approved Drug with Sub-Optimal Properties
Ligand
LAT
Prodrug with Improved Attributes
LAT
Cleaved Drug through Human Metabolic Process

Third Quarter 2016 & Recent Updates

Clinical & Regulatory

- Prioritized KP415 and KP201/IR as Co-Lead Product Candidates
- Received Clearance from FDA to Initiate Clinical Program for KP415
- Filed IND with FDA for KP201/IR
- Initiated Formal Dispute Resolution Request (FDRR) Process with FDA for Apadaz™

Corporate & Financial

- Net loss of $0.92 per basic and diluted share for the quarter ended 9/30/2016
- Total cash was $92.0 million at 9/30/2016, inclusive of cash, cash equivalents, restricted cash, marketable securities and long-term investments balance
- Announced Licensing Agreement with Acura Pharmaceuticals for Aversion® Abuse-Deterrent Technology

KP415

Product Overview

- Extended release prodrug of methylphenidate
- Preclinical data: T_{max} approximately three times longer than IR methylphenidate
- May offer more consistent drug delivery
- Methylphenidate accounted for approximately 19.7 million TRx's and $4.2 billion in sales in 2015*
- Branded products are being pressured by patent expirations

(*) Management estimate

Development Timeline

- ✓ KP415 IND filed on Sept. 6, 2016; Accepted by FDA on October 6, 2016
- Results from Phase 1 PoC trial expected by year-end 2016
- Pivotal efficacy trial of KP415 expected to begin in 2017
- KP415 NDA filling expected in 2018

KP201/IR (APAP-free)

Product Overview

- IR formulation of benzhydrocodone in an aversive formulation
- Potentially the first IR hydrocodone-related product without APAP in the U.S.
- KP201 Intranasal PK Trial (A03) already completed (n=51):
  - Significantly lower drug liking
  - 36% decrease in KP201 Cmax
  - KP201 Tmax delayed by one hour

Development Timeline

- ✓ Completed KP201/IR EOP1 meeting with the FDA on June 23, 2016
- ✓ KP201/IR IND filing announced on Oct. 25, 2016
- Human clinical trials of KP201/IR expected to begin in 2017
- KP201/IR NDA expected to be filed in 2018
- Priority Review status expected

KP511/ER

Product Overview

- ER formulation of KP511, a prodrug of hydromorphone
- Demonstrated comparable hydromorphone exposure vs. equimolar dose of Dilaudid™ in oral human proof-of-concept trial
- Limited oral bioavailability at high doses (potential overdose protection)

Development Timeline

- ✓ Positive results reported from Phase 1 proof-of-concept trial in June 2016
- Data from intranasal HAL studies of KP511 API expected in 1Q 2017
- KP511/ER NDA expected to be filed in 2019
- Priority Review status expected

Formal Dispute Resolution Request (FDRR) Update

- KemPharm filed an appeal of the CRL for Apadaz™ through the initiation of the FDRR process (announced on Nov. 3, 2016)
- FDRR process is designed to provide pathway by which applicants seek to resolve scientific and/or medical policy disputes that cannot be resolved at the Division level within the FDA
- During the FDRR process, the FDA typically requests that companies not comment. The next announcement will be the final determination of the FDRR.

Q3 2016 Financial Update

- Total cash of $92.0M as of 9/30/2016, a decrease of $10.6M vs. 6/30/2016 *(includes cash, cash equivalents, restricted cash, marketable securities and long-term investments)*
- Q3 2016 net loss of ($13.4M), or ($0.92) per basic and diluted share, and vs. Q3 2015 net loss of ($9.7M), or ($0.68) per basic and diluted share
  - Net loss for Q3 2016 driven by loss from operations of $10.4M, interest expense, net, of $1.7M and $1.3M fair value adjustment for the quarter ended 9/30/2016
- Operating loss for Q3 2016 was $10.4M vs. $6.5M for Q3 2015
  - Includes $3.0M of severance expense related to the deferral of commercial operations and realignment of financial resources and operational priorities
- Shelf registration declared effective 10/17/2016; ATM sales agreement executed 10/03/2016
- 14,646,982 common shares outstanding at 9/30/2016

KemPharm Expected Milestones

Year	Product	Event
2016	KP415	Human POC Data
2017	KP415	Initiate Pivotal Efficacy Trial
	KP201/IR	Human Clinical Trial Initiation & Intranasal HAL Study Data
	KP511 (API)	Intranasal PK and HAL Study Data
2018	KP415	Pivotal Efficacy Trial Results
	KP415	NDA Submission
	KP201/IR	NDA Submission with Priority Review
2019	KP511/ER	NDA Submission with Priority Review

KemPharm

Third Quarter 2016 Results

Q&A